As filed  with the  Securities  and  Exchange  Commission  on  December  8, 1997
                                               Registration Number 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                               OMNICOM GROUP INC.
             (Exact name of registrant as specified in its charter)

                   New York                                  13-1514814
         (State or other jurisdiction                     (I.R.S. Employer
       of incorporation or organization)               Identification Number)

              437 Madison Avenue
              New York, New York                               10022
   (Address of Principal Executive Offices)                 (Zip Code)

                       OMNICOM GROUP INC. 1987 STOCK PLAN
                            (Full title of the plan)

                              Barry J. Wagner, Esq.
                          Secretary and General Counsel
                               Omnicom Group Inc.
                               437 Madison Avenue
                            New York, New York 10022
                                 (212) 415-3600
                      (Name, address and telephone number,
                   including area code, of agent for service)

                            -----------------------

                                   Copies to:
                              Linda E. Ransom, Esq.
                       Donovan Leisure Newton & Irvine LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 632-3350

                            -----------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                   Proposed
   Title of                        Proposed         Maximum
 Securities to   Amount to be       Maximum        Aggregate       Amount of
 be Registered  Registered (1)  Offering Price     Offering      Registration
                                 Per Share (2)     Price (2)        Fee (2)

--------------------------------------------------------------------------------

Common Stock of
Omnicom Group
Inc., par value
$.50 per share      3,600,000       $73.6875     $265,275,000      $78,256.13

================================================================================


(1) Represents shares of Common Stock issuable pursuant to the Omnicom Group Inc. 1987 Stock Plan (the "1987 Stock Plan") being registered hereon. In addition, shares of Common Stock issuable pursuant to the 1987 Stock Plan previously have been registered with the Securities and Exchange Commission as follows: 3,000,000 shares registered on June 16, 1989 on Registration Statement No. 33-29375, 3,500,000 shares registered on October 19, 1990 on Registration Statement No. 33-37380, and 3,000,000 shares registered on December 16, 1993 on Registration Statement No. 33-51493. In accordance with Rule 416(b), the foregoing share amounts have been adjusted to reflect Omnicom Group Inc.'s two-for-one stock split in the form of a one hundred percent dividend on the registrant's outstanding Common Stock paid to shareholders of record on December 15, 1995. Also, pursuant to Rule 416(a) and Rule 416(b), this Registration Statement and Registration Statement Nos. 33-29375, 33-37380, and 33-51493 shall be deemed to include upon issuance shares issuable pursuant to Omnicom Group Inc.'s two-for-one stock split in the form of a one hundred percent dividend on the registrant's outstanding Common Stock payable to shareholders of record on December 16, 1997.

(2) Estimated for the sole purpose of computing the registration fee. Pursuant to Securities Act Rules 457(c) and (h), the proposed maximum offering price per share is calculated as the average of the high and low prices, reported by the New York Stock Exchange, Inc., of the common stock of the registrant as of December 5, 1997.

                INCORPORATION OF EARLIER REGISTRATION STATEMENTS

          The contents of Registration Statement No. 33-29375 and Post-Effective Amendment No. 1 thereto, Registration Statement No. 33-37380, and Registration Statement No. 33-51493 are incorporated herein by reference.

          The validity of the shares of Common Stock, par value $.50 per share, of Omnicom Group Inc. to be issued hereunder will be passed upon for Omnicom Group Inc. by Donovan Leisure Newton & Irvine LLP, 30 Rockefeller Plaza, New York, New York 10112.

Item 8.   Exhibits.

     EXHIBIT NUMBER                     DESCRIPTION
     --------------                     -----------

          5          Opinion and Consent of Donovan Leisure Newton & Irvine LLP.

         23.1        Consent of Donovan Leisure Newton & Irvine LLP (included in
                     Exhibit 5 hereto).

         23.2        Consent of Arthur Andersen LLP.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 8, 1997.

                                        OMNICOM GROUP INC.


                                        By: /S/ JOHN D. WREN
                                            ------------------------------------
                                            John D. Wren
                                            Chief Executive Officer and Director

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below does hereby constitute and appoint Jonathan E. Ramsden and Barry J. Wagner, and each of them, with full powers of substitution, his true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of shares of Common Stock registered pursuant hereto, including specifically, but without limitation thereof, power and authority to sign his name, in any and all capacities set forth beneath his name, to any amendment to this Registration Statement in respect of said shares and to any documents filed as part of or in connection with said Registration Statement or amendments; and the undersigned does hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue hereof.

Date:  December 8, 1997                 By: /S/ JOHN D. WREN
                                            ------------------------------------
                                            John D. Wren
                                            Chief Executive Officer and Director
                                            (Principal Executive Officer)


Date:  December 8, 1997                 By: /S/ FRED J. MEYER
                                            ------------------------------------
                                            Fred J. Meyer
                                            Chief Financial Officer
                                            (Principal Financial Officer)


Date:  December 8, 1997                 By: /S/ JONATHAN E. RAMSDEN
                                            ------------------------------------
                                            Jonathan E. Ramsden
                                            Controller
                                            (Principal Accounting Officer)


Date:  December 8, 1997                 By: /S/ BERNARD BROCHAND
                                            ------------------------------------
                                            Bernard Brochand
                                            Director


Date:  December 8, 1997                 By: /S/ ROBERT J. CALLANDER
                                            ------------------------------------
                                            Robert J. Callander
                                            Director


Date:  December 8, 1997                 By: /S/ JAMES A. CANNON
                                            ------------------------------------
                                            James A. Cannon
                                            Director


Date:  December 8, 1997                 By: /S/ LEONARD S. COLEMAN, JR.
                                            ------------------------------------
                                            Leonard S. Coleman, Jr.
                                            Director


Date:  December 8, 1997                 By: /S/ BRUCE CRAWFORD
                                            ------------------------------------
                                            Bruce Crawford
                                            Director


Date:  December 8, 1997                 By: /S/ SUSAN S. DENISON
                                            ------------------------------------
                                            Susan S. Denison
                                            Director


Date:  December 8, 1997                 By: /S/ JOHN R. MURPHY
                                            ------------------------------------
                                            John R. Murphy
                                            Director


Date:  December 8, 1997                 By: /S/ JOHN R. PURCELL
                                            ------------------------------------
                                            John R. Purcell
                                            Director


Date:  December 8, 1997                 By: /S/ KEITH L. REINHARD
                                            ------------------------------------
                                            Keith L. Reinhard
                                            Director


Date:  December 8, 1997                 By: /S/ ALLEN ROSENSHINE
                                            ------------------------------------
                                            Allen Rosenshine
                                            Director


Date:  December 8, 1997                 By: /S/ GARY L. ROUBOS
                                            ------------------------------------
                                            Gary L. Roubos
                                            Director


Date:  December 8, 1997                 By: /S/ QUENTIN I. SMITH, JR.
                                            ------------------------------------
                                            Quentin I. Smith, Jr.
                                            Director


Date:  December 8, 1997                 By: /S/ WILLIAM G. TRAGOS
                                            ------------------------------------
                                            William G. Tragos
                                            Director


Date:  December 8, 1997                 By: /S/ EGON P. S. ZEHNDER
                                            ------------------------------------
                                            Egon P. S. Zehnder
                                            Director

                                INDEX TO EXHIBITS

     EXHIBIT NUMBER                     DESCRIPTION
     --------------                     -----------

          5          Opinion and Consent of Donovan Leisure Newton & Irvine LLP.

         23.1        Consent of Donovan Leisure Newton & Irvine LLP (included in
                     Exhibit 5 hereto).

         23.2        Consent of Arthur Andersen LLP.